As filed with the Securities and Exchange Commission on January 20, 2005.	File No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VAIL BANKS, INC.
(Exact Name of Issuer as Specified in its Charter)
Colorado (State or Other Jurisdiction of Incorporation or Organization)	84-1250561 (I.R.S. Employer Identification Number)
108 S. Frontage Road West
0015 Benchmark Road
Suite 300
Avon, Colorado 81620
(970) 476-2002
(Address and Telephone Number of Issuer’s Principal Executive Offices)

Vail Banks, Inc. Amended and Restated Stock Incentive Plan
(Full Title of the Plan)

Gary S. Judd
President and Chief Executive Officer
0015 Benchmark Road
Suite 300
Avon, Colorado 81620
(970) 476-2002
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Mr. W. Randy Eaddy
Kilpatrick Stockton, LLP
1100 Peachtree Street, N.E., Suite 2800
Atlanta, Georgia 30309-4530
(404) 815-6500

		Calculation of Registration Fee
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1 per share	250,000(1)	$13.00(2)	$3,250,000(2)	$383

(1) In addition, pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable in the event of a stock dividend, stock split, recapitalization, or other similar changes in the capital structure, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

(2) Determined in accordance with Rule 457(c) and (h) of the Securities Act of 1933. The proposed maximum aggregate offering price and amount of registration fee are based on $13.00average of the high and low price on Nasdaq on January 19, 2005.

_______________________________

Vail Banks, Inc. (the “Company”) files this Registration Statement on Form S-8 in connection with an amendment to the Vail Banks, Inc. Amended and Restated Stock Incentive Plan, as amended (the “Plan”) to increase the number of shares of common stock that may be issued under the Plan. The shares authorized under the Plan have been increased by 250,000 from 962,865 to 1,212,865. The Company previously filed a registration statement on Form S-8 (File No. 333-42636) (the “Prior Registration Statement”) covering 962,865 shares of the Company’s common stock initially authorized for issuance under the Plan. The Prior Registration Statement continues and remains effective as to those shares registered thereunder.

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

Pursuant to Instruction E to Form S-8, the Company hereby incorporates by reference into this Registration Statement the contents of the Prior Registration Statement, including all amendments, attachments and exhibits thereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.    EXHIBITS.

The exhibits included as part of this Registration Statement are as follows:

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of the Company.*

4.2	Amended and Restated Bylaws of the Company.*

4.3	Amended and Restated Stock Incentive Plan, as amended.*

4.4	Amendment No. 2 to the Vail Banks, Inc. Amended and Restated Stock Incentive Plan.

5	Opinion and Consent of Kilpatrick Stockton LLP.

23.1	Consent of Dalby, Wendland & Co., P.C.

23.2	Consent of Kilpatrick Stockton LLP (included in Exhibit 5).

24	Power of Attorney (included in the Signature Page of this Registration Statement).

________________________
*      Incorporated by reference from the Company's Form SB-2, as amended, Commission File No. 333-60347.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Avon, State of Colorado, on January 20, 2005.

VAIL BANKS, INC.

By:	/s/ Gary S. Judd
Gary S. Judd Chief Executive Officer and President (Principal Executive Officer)

By:	/s/ Raymond E. Verlinde
Raymond E. Verlinde Senior Executive Vice President and Chief Administrative Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Gary S. Judd and Raymond E. Verlinde and either of them, his or her true and lawful attorney-in-fact with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 20, 2005.

/s/ E.B. Chester, Jr.	Chairman
E.B. Chester, Jr. /s/ Lisa M. Dillon	Vice Chairman
Lisa M. Dillon /s/ Gary S. Judd	Director
Gary S. Judd /s/ Kay H. Chester	Director
Kay H. Chester

3

/s/ Dennis R. Devor	Director
Dennis R. Devor	Director
James G. Flaum /s/ George N. Gillett, Jr.	Director
George N. Gillett, Jr. /s/ Dan E. Godec	Director
Dan E. Godec /s/ S. David Gorsuch	Director
S. David Gorsuch /s/ James M. Griffin	Director
James M. Griffin /s/ Jack G. Haselbush	Director
Jack G. Haselbush	Director
Garner F. Hill, II /s/ Robert L. Knous, Jr.	Director
Robert L. Knous, Jr. /s/ Kent Myers	Director
Kent Myers /s/ Byron A. Rose	Director
Byron A. Rose /s/ Donald L. Vanderhoof	Director
Donald L. Vanderhoof

4

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description

4.4	Amendment No. 2 to the Vail Banks, Inc. Amended and Restated Stock Incentive Plan.

5	Opinion and Consent of Kilpatrick Stockton LLP.

23.1	Consent of Dalby, Wendland & Co., P.C.

23.2	Consent of Kilpatrick Stockton LLP (included in Exhibit 5).

24	Power of Attorney (included in the Signature Page of this Registration Statement).

5